QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

        We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation (the Company) of our reports dated February 26, 2009 with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive earnings, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2008 annual report on Form 10-K of Liberty Media Corporation.

Form	Registration Statement No.	Description
S-8	333-134115	2000 LMC Incentive Plan (amended 5/9/06)
S-8	333-142626	2007 LMC Incentive Plan
S-8	333-134114	2002 Non-employee Director Plan (amended 5/9/06)
S-8	333-134067	LMC 401(k) Plan
S-8	333-149543	2002 Non-employee Director Plan (amended 8/15/07)
S-8	333-149542	2000 LMC Incentive Plan (amended 2/22/07
S-8	333-149544	2007 LMC Incentive Plan
S-8	333-149545	LMC 401(k) Plan

        Our report on the consolidated financial statements of Liberty Media Corporation refers to the Company's adoption, effective January 1, 2008, of Statement of Financial Accounting Standards (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, and SFAS No. 157, Fair Value Measurements, and effective January 1, 2007, the Company's adoption of SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.

                      KPMG LLP

Denver, Colorado
February 26, 2009

QuickLinks

Consent of Independent Registered Public Accounting Firm